Exhibit 21
APTARGROUP, INC.
LIST OF SUBSIDIARIES

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned
AptarGroup International L.L.C.	Delaware	100%
AptarGroup International Holding B.V.	Netherlands	100%
AptarGroup Holding S.A.S.	France	100%
Aptar GmbH	Germany	100%
Ing. Erich Pfeiffer GmbH	Germany	100%
Pfeiffer Vaporisateurs France SARL	France	100%
Aptar Pharma Japan Ltd.	Japan	100%
P&P Promotion of German Manufacturing Technologies GmbH	Germany	100%
Vallis Leasobjekt GmbH	Germany	100%
Seaplast S.A.	Spain	50%
Seaquist-Löffler Kunststoffwerk GmbH	Germany	100%
Seaquist Loeffler Kunststoffwerk spol. s.r.o.	Czech Republic	100%
SeaquistPerfect Dispensing GmbH	Germany	100%
Valois Deutschland GmbH	Germany	100%
SeaquistPerfect Plastic GmbH	Germany	100%
AptarGroup S.A.S.	France	100%
Aptar TerraNova SAS	France	100%
SeaquistPerfect Dispensing S.A.S.	France	100%
Aptar South Europe SARL	France	100%
Novares S.p.A.	Italy	100%
EMSAR S.p.A.	Italy	100%
EMSAR France SCA	France	100%
EMSAR GmbH	Germany	100%
Somova S.r.l.	Italy	100%
Caideil M.P. Teoranta	Ireland	100%
Seaquist General Plastics S.A.S.	France	100%
Graphocolor S.A.	France	100%
Aptar U.K. Ltd.	United Kingdom	100%
Valois U.K. Limited	United Kingdom	100%
SeaquistPerfect Dispensing Limited	United Kingdom	100%
Seaquist Closures, Ltd.	United Kingdom	100%
Valois S.A.S.	France	100%
Airlessystems S.A.S.	France	100%
Valois Dispray S.A.	Switzerland	100%
Valois España S.A.	Spain	100%
Valois Italiana S.r.l.	Italy	100%
Valois (Ireland) Limited	Ireland	100%
OOO Seaquist Closures	Russia	100%
Aptar Suzhou Dispensing Systems Co., Ltd.	P.R. China	100%
Microflow Engineering S.A.	Switzerland	100%
MBF Developpement S.A.S.	France	100%
MBF Plastiques S.A.S.	France	100%
MBF Injection Soufflage S.A.S.	France	100%
Metal UV S.A.S.	France	100%
EP Spray System S.A.	Switzerland	100%
Aptar Beauty & Home India Private Ltd	India	100%
Asia Pacific Inspection Center (Suzhou) Co., Ltd.	China	55%
Aptar Pharma India Private Limited	India	100%
Aptar B&H Embalagens Ltda.	Brazil	100%
MBF Embalagens Ltda.	Brazil	100%
Aptar B&H S.A.	Argentina	100%
H. Engelmann S.A.I.C.F. el	Argentina	100%
Seaquist Canada Ltd.	Canada	100%

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned
Seaquist Closures Embalagens Ltda.	Brazil	100%
Aptar B&H S.A. de C.V.	Mexico	100%
Aptar (Thailand) Ltd.	Thailand	100%
Emson Research, Inc.	Connecticut	100%
EMSAR UK Ltd.	United Kingdom	100%
EMSAR, Inc.	Connecticut	100%
EMSAR Ventures, Inc.	Connecticut	100%
P.T. Aptar B&H	Indonesia	100%
Global Precision, Inc.	Florida	100%
Liquid Molding Systems, Inc.	Delaware	100%
Philson, Inc.	Connecticut	100%
Pfeiffer of America, Inc.	Delaware	100%
P Merger Corporation	Connecticut	100%
Seaquist Closures L.L.C.	Delaware	100%
Seaquist Closures Foreign, Inc.	Delaware	100%
Seaquist de Mexico S.A. de C.V.	Mexico	100%
SeaquistPerfect Dispensing L.L.C.	Delaware	100%
SeaquistPerfect Dispensing Foreign, Inc.	Delaware	100%
Valois of America, Inc.	Connecticut	100%